UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2019

IHEARTMEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53354	26-0241222
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20880 Stone Oak Parkway

San Antonio, Texas 78258

(Address of principal executive offices)

Registrant’s telephone number, including area code: (210) 822-2828

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Separation Agreement

As previously disclosed, on December 16, 2018, iHeartMedia, Inc. (“iHeartMedia”) and certain of its debtor affiliates in the iHeartMedia Chapter 11 cases (the “Debtors”), Clear Channel Outdoor Holdings, Inc. (“CCOH”), GAMCO Asset Management Inc. (“GAMCO”), a stockholder of CCOH, Norfolk County Retirement System (“Norfolk”), a stockholder of CCOH, and Bain Capital Partners, LLC and Thomas H. Lee Partners, L.P. (together, the “Sponsor Entities”), as the private equity sponsors and majority owners of iHeartMedia, and the members of CCOH’s board of directors and the members of the special committee of CCOH’s board of directors (the “Delaware Settlement Parties”), through their respective counsel, entered into a settlement agreement (the “Settlement Agreement”) that embodies the terms of (i) a global settlement of all direct or derivative claims by or on behalf of GAMCO and Norfolk, both individually and on behalf of the putative class of public shareholders of CCOH, against certain members of CCOH’s board of directors, the Sponsor Entities, iHeartCommunications, Inc. (“iHeartCommunications”), iHeartMedia, CCOH and the Debtors, and (ii) the separation of CCOH from iHeartMedia (the “Separation”) in accordance with the plan of reorganization (the “iHeartMedia Plan of Reorganization”) filed by iHeartMedia with the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) pursuant to Chapter 11 of the United States Bankruptcy Code.

On March 27, 2019, as contemplated by the Settlement Agreement and the iHeartMedia Plan of Reorganization, iHeartMedia, CCOH, CCH and iHeartCommunications entered into a Settlement and Separation Agreement (the “Separation Agreement”) governing the terms of the separation of the surviving corporation following the merger of CCOH with an into its immediate parent company, Clear Channel Holdings, Inc. (“CCH”, and the transaction, the “Merger”), pursuant to the terms and conditions of the Agreement and Plan of Merger (the “Merger Agreement”), dated March 27, 2019, between CCOH and CCH, with CCH surviving the Merger and changing its name to Clear Channel Outdoor Holdings, Inc. (“New CCOH”), and each subsidiary of New CCOH after giving effect to a series of transactions to effect the Separation (the “Transactions” and New CCOH together with its subsidiaries, the “Outdoor Group”) from iHeartMedia and each of its subsidiaries immediately after giving effect to the Transactions (iHeartMedia together with its subsidiaries, the “iHeart Group”).

The Separation Agreement provides that on or before the date of the closing of the Merger Agreement (the “Closing Date”), (i) iHeartMedia and iHeartCommunications will cause each relevant member of the iHeart Group to assign, transfer, convey and deliver to iHeartCommunications, and iHeartCommunications will transfer to CCH or the relevant member of the Outdoor Group, any and all direct or indirect title and interest in the assets that are primarily related to or used primarily in connection with the business of the Outdoor Group (after giving effect to the Transactions) (the “Outdoor Business” and such assets, the “Outdoor Assets”), excluding certain excluded assets, and (ii) CCH and CCOH will cause each relevant member of the Outdoor Group to transfer to the relevant member of the iHeart Group any and all direct or indirect title and interest in the assets of the business conducted by the iHeart Group after giving effect to the Transactions, including the radio business (the “iHeart Business” and such assets, the “iHeart Assets”).

At the same time as the transfer of the Outdoor Assets from the iHeart Group to the Outdoor Group, the members of the Outdoor Group will assume the liabilities associated with the Outdoor Business, subject to certain exceptions as set forth in the Separation Agreement. At the same time as the transfer of the iHeart Assets from the Outdoor Group to the iHeart Group, the members of the iHeart Group will assume the liabilities associated with the iHeart Business, subject to certain exceptions as set forth in the Separation Agreement.

The Separation Agreement provides for cancellation of the note payable by iHeartCommunications to CCOH (the “Due from iHeartCommunications Note”) and that any agreements or licenses requiring royalty payments to the iHeart Group by the Outdoor Group for trademarks or other intellectual property will terminate effective as of December 31, 2018. It also provides that the iHeart Group will agree to waive: (i) the set-off for the value of the intellectual property transferred, including royalties on any intellectual property and license fees from the petition date through December 31, 2018 and (ii) the repayment of the post-petition intercompany balance outstanding in favor of iHeartCommunications as of December 31, 2018. As a result, iHeartMedia will make a net payment to CCOH of $10.2 million in respect of these intercompany amounts promptly after the effective date of the iHeartMedia Plan of Reorganization (the “Effective Date”). In addition, any intercompany balance that accrues under the existing Corporate Services Agreement (and after the termination of the royalty payments as set forth above) in favor of iHeartCommunications or CCOH from January 1, 2019 through the Effective Date, as applicable, will be paid by CCOH or iHeartCommunications, respectively, within five (5) business days following the

Effective Date. New CCOH will receive (i) the trademarks listed on the schedules to the Separation Agreement and (ii) reimbursement of the reasonable expenses of legal counsel and financial advisors incurred on or prior to the Closing Date of the board of directors of CCOH (the “CCOH Board”) or the special committee of the CCOH Board, in each case, to the extent incurred in connection with the Separation. The Separation Agreement contemplates that CCOH will receive approximately $149.0 million on account of its claim under the Due from iHeartCommunications Note pursuant to the iHeartMedia Plan of Reorganization.

The Separation Agreement may be terminated and the Merger abandoned at any time prior to the effective time of the Merger:

•	by mutual written agreement of the parties to the Separation Agreement;

•	by either iHeartMedia or CCOH if the Separation has not been consummated prior to September 30, 2019; or

•

by either iHeartMedia or CCOH, if (1) iHeartMedia files (x) a plan of reorganization, a disclosure statement or a proposed confirmation order in the iHeart Chapter 11 cases that does not contemplate the Separation, or (y) any motion, pleading, or other document with the Bankruptcy Court in the iHeart Chapter 11 cases that is otherwise materially inconsistent with the applicable Restructuring Support Agreement, dated March 16, 2018, by and among iHeartMedia and the other debtors or the iHeartMedia Plan of Reorganization as in effect as of the date of the Separation Agreement, or (2) the confirmation order (x) does not contemplate the Separation or (y) is not otherwise materially consistent with the iHeartMedia Plan of Reorganization as in effect as of the date of the Separation Agreement.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as “may,” “will,” “expect,” “believe,” “would,” “estimate,” “continue,” or “future,” or the negative or other variations thereof or comparable terminology. In particular, they include statements relating to, among other things, the proposed restructuring of iHeartMedia, timing to exit the iHeart Chapter 11 cases and future outcomes. These forward-looking statements are based on current expectations and projections about future events. Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified, and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements.

Item 9.01.	Financial Statements and Exhibits

(d)   Exhibits

Exhibit No.	Description

10.1	Settlement and Separation Agreement dated March 27, 2019, by and between Clear Channel Holdings, Inc., Clear Channel Outdoor Holdings, Inc., iHeartCommunications, Inc. and iHeartMedia, Inc. (incorporated by reference to Exhibit 10.1 to the Clear Channel Outdoor Holdings, Inc. Current Report on Form 8-K, filed with the Commission on March 28, 2019).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IHEARTMEDIA, INC.

Date: March 28, 2019	By:	/s/ Lauren E. Dean
Lauren E. Dean
Senior Vice President, Associate General Counsel and Assistant Secretary